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                                                                   EXHIBIT 10(L)

                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                  (AS AMENDED AND RESTATED ON JUNE 14, 2000)

1. PURPOSE. The purposes of the plan ("Plan") are to advance the interests of Scientific-Atlanta, Inc. ("Company") and its shareholders by (i) encouraging increased share ownership by members of the Board of Directors ("Board") of the Company who are not employees of the Company or any of its subsidiaries, (ii) enhancing the Company's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors, and (iii) providing additional incentive for directors to contribute their best efforts to the Company's success.

2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be binding upon all persons.

3. SHARES TO BE ISSUED. Shares of the Company's common stock ("Common Stock") delivered on the exercise of stock options ("Options") granted under the Plan may be authorized, but previously unissued, shares or previously issued shares reacquired by the Company.

4.   GRANTING OF OPTIONS.

     (a)  Eligible Directors. "Eligible Directors" are all members of the Board
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          who are not employees of the Company.

     (b)  Initial Grant. Each Non-Employee Director will receive an initial
          -------------
          grant of 40,000 shares upon approval by the Board of this Plan or upon his or her initial appointment or election to the Board.

     (c)  Automatic Grants. An Option to purchase 5,000 shares of Common Stock
          ----------------
          shall be granted at the annual meeting of the Board held on the date of the Annual Meeting of Shareholders beginning in 2000 and at each succeeding Board meeting held on that date, provided the Non-Employee Director continues in office after the Board meeting date on which the Option is granted.

     (d)  Option Agreement. Each Option shall be evidenced by a written
          ----------------
          instrument which shall state the terms and conditions of the grant, not inconsistent with the Plan, as the Board in its sole discretion shall determine and approve.

     (e)  Option Price. The purchase price for each share of Common Stock
          ------------
          subject to an Option shall be the fair market value of the Common Stock on the date the Option is granted. For this purpose, as well as other purposes under the Plan, fair market value shall be deemed to be the closing selling price of a share of Common Stock as reported on the New York Stock Exchange Composite on the date on which the Option is granted or, if there is no trade on such Exchange on that date, then on the next preceding date on which there was a trade of Common Stock on such Exchange. (In the event the Company's Common Stock is not listed on the New York Stock Exchange on the date of an Option grant, the fair market value shall be determined as stated above but with

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          reference to trades on the largest stock exchange on which the Common
          Stock is then traded.)

     (f)  Transferability. An Option shall be nonassignable and nontransferable
          ---------------
          other than: (1) by an Eligible Director pursuant to a will or the laws of descent and distribution; or (2) by an Eligible Director to a Family Member by gift or pursuant to a domestic relations order (a "Permitted Transferee"). "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Eligible Director's household (other than a tenant or employee of the Eligible Director), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Eligible Director) control the management of assets, and any other entity in which these persons (or the Eligible Director) own more than fifty percent of the voting interests. Options may not be transferred for value. The following transactions are not prohibited transfers for value:

          (i) a transfer under a domestic relations order in settlement of marital property rights; and

          (ii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Eligible Director) in exchange for an interest in that entity.

          An Option shall be exercisable during the Eligible Director's lifetime only by him if he has not transferred his Option pursuant to the preceding sentence or, in the event of his incompetence or a Permitted Tranferee's incompetence, by a duly appointed guardian. If an Option has been transferred in accordance with this subsection (f), such Option may be exercised, in accordance with the terms of the Plan, by the transferee during the transferee's life (or existence if the transferee is a legal entity), provided the Option has not expired pursuant to the terms of the Plan.

          An Option may not be assigned or transferred by a Permitted Transferee, except by will or the laws of descent and distribution (collectively, "Inheritance"), but in the event of an assignment or transfer by Inheritance, the Option may only be assigned or transferred to a Family Member of the Eligible Director who transferred the Option to the Permitted Transferee, unless the Board consents to another person or entity receiving the Option pursuant to Inheritance.

5.   OPTION EXERCISES.

     (a)  Exercise Timing. Except as provided in Sections 5(c) and 6 below,
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          each Option shall become exercisable for twenty-five percent (25%) of the shares of Common Stock covered by the Option after the expiration of one (1) year following the date of grant and for an additional twenty-five percent (25%) of the shares after the expiration of each of the succeeding three (3) years following the date of grant.

     (b)  Method of Exercise. Options may be exercised by delivery of written
          ------------------
          notice of exercise to the Secretary of the Company, accompanied by the full purchase price of the shares being purchased. The price shall be paid at the time of exercise (i) in cash, (ii) by the

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          transfer to the Company of shares of the Company's Common Stock acquired by the Optionholder prior to the exercise of the Option, or
          (iii) by any combination of cash or such shares of the Company's Common Stock. Each such share so transferred in full or part payment of the Option price shall be deemed to have a value equal to the closing price of a share of the Common Stock of the Company, as traded on the New York Stock Exchange (or the largest stock exchange on which it is then traded), on the date of transfer to the Company, or if there is no trade on such Exchange on that date, on the nearest date preceding the date of transfer on which a trade on such Exchange was made, and each such share at the time of such transfer shall be free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to the Company in full or part payment of the Option price.

     (c)  Effect of Change of Control. In the event of "Change of Control" of
          ---------------------------
          the Company, all Options held by Eligible Directors or by a Permitted Transferee on the date of Change of Control shall be immediately exercisable in full, irrespective of the amount of time that has elapsed from the date of grant. "Change of Control" means a change of twenty-five percent (25%) or more of the membership of the Board (excluding membership changes resulting from normal retirement of directors) within a twenty-four (24) month period following the acquisition of beneficial ownership by any person or entity, or group of persons or entities and their affiliates acting in concert, of twenty percent (20%) or more of the voting securities of the Company. "Affiliates" and "beneficial ownership" shall be defined in accordance with Rules 12b-2 and 13d-3 of the Securities and Exchange Commission, as the same may from time to time be amended.

6. EXPIRATION OF OPTIONS. Except as hereinafter provided, all Options shall expire on the earlier of (i) the last day of the tenth (10th) year after the date of grant or (ii) the date that an Eligible Director ceases to be a member of the Board; provided, however, that to the extent any unexpired Options are otherwise exercisable on the date that an Eligible Director ceases to be a member of the Board for any reason other than Cause (as defined below), death, Early Retirement (as defined below) or Mandatory Retirement (as defined below), such Options shall remain exercisable for one (1) year following the last day of the Eligible Director's Board membership and shall expire if not exercised within said one (1) year period. If Board membership ceases on account of death or Mandatory Retirement, all unexpired Options held by the Eligible Director or by a Permitted Transferee on the last day of the Eligible Director's Board membership, whether exercisable or not exercisable, shall be immediately exercisable and remain exercisable for three (3) years following the last day of the Eligible Director's Board membership and shall expire at the end of such three (3) year period if not exercised within said three (3) year period. If Board membership ceases on account of Early Retirement, all unexpired Options held by the Eligible Director or by a Permitted Transferee on the last day of the Eligible Director's Board membership, which are then exercisable or would have become exercisable had the Director continued as a member of the Board for one (1) additional year, whether exercisable or not exercisable, shall be immediately exercisable and remain exercisable for one (1) year following the last day of the Eligible Director's Board membership and shall expire if not exercised within said one (1) year period. To the extent any otherwise unexpired Options are not exercisable in accordance with the immediately preceding sentence, they shall expire as of the effective date of such Eligible Director's Early Retirement. If an Eligible Director's membership on the Board ends after the occurrence of Cause, all Options held by an Eligible Director or by a Permitted Transferee shall expire immediately on his or her last day of Board membership. "Cause," for the purposes of this Section 6, means any act or omission for which indemnification

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     of the Director is prohibited by the Georgia Business Corporation Code
     (Sections 14-2-171 of the Code until July 1, 1989 and Section 14-2-856, as amended, on and after July 1, 1989). "Mandatory Retirement," for the purposes of this Section 6, means an Eligible Director's ineligibility to be re-elected to the Board due to the terms of the retirement policy adopted by the Board (as amended from time to time), provided such ineligibility occurs after at least thirty-six (36) consecutive months of service on the Board. "Early Retirement," for the purposes of this Section 6, means an Eligible Director's voluntary resignation from the Board after at least thirty-six (36) consecutive months of service on the Board.

7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company occurs, the number and kind of shares authorized by this Plan, and the number, Option price and kind of shares covered by the Options granted hereunder, shall be automatically adjusted as required in order to prevent an unfavorable effect upon the value of the shares covered by then outstanding Options and shares covered by Options subsequently granted.

8. TAX WITHHOLDING. Any exercise of an Option pursuant to the Plan shall be subject to withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law.

9. LAWS AND REGULATIONS. The Plan, the grant and exercise of Options, and the obligation of the Company to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations and rules. In the event that the shares of Common Stock to be issued under this Plan are not registered under the Securities Act of 1933 and any applicable state securities laws prior to the delivery of such shares, the Company may require, as a condition to the issuance thereof, that the persons to whom such shares are to be issued represent and warrant in writing to the Company that the shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares within the meaning of that Act, and a legend to that effect may be placed on the certificates representing such shares.

10. TERMINATION AND AMENDMENT OF THE PLAN. The Board may at any time terminate the Plan or may at any time or times amend the Plan or amend any outstanding Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that:

     (i) no amendment of any outstanding Option shall contain terms or conditions that negatively impact any rights of an Eligible Director under such Option, unless such Eligible Director consents to such terms or conditions; and

     (ii) except as provided in Section 7, no such amendment shall, without the approval of the shareholders of the Company: (a) increase the number of shares of Common Stock for which each Option may be granted under the Plan; (b) increase the frequency of Option grants; (c) reduce the price at which Options may be granted or exercised below the price provided for in Section 4(e); (d) extend the period during which any outstanding Option may be exercised; (e) materially increase in any other way the benefits accruing to Eligible Directors; (f) expand Plan eligibility beyond Eligible Directors as defined herein, or (g) disqualify an Eligible Director from being a "disinterested" administrator,

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          within the meaning of Rule 16b-3 (or any successor rule) of the
          Securities and Exchange Commission, of any stock option plan or other stock-based plan of the Company.

11. EFFECTIVE DATE. The Plan shall become effective on the date of approval by the Board; provided, however, that the Plan shall be submitted to the shareholders of the Company for approval, and if not approved by the shareholders within one (1) year from the date of approval by the Board, the Plan shall be of no force and effect. Options granted under the Plan before approval of the Plan by the shareholders shall be granted subject to such approval and shall not be exercisable before such approval.

To record the adoption of this Plan (as amended and restated) by the Board as of June 14, 2000, the Company has caused its authorized officers to execute this Plan in the space below.


                                    SCIENTIFIC-ATLANTA, INC.


                                    By: /s/ Brian C. Koenig
                                        -----------------------------------
                                    Name:  Brian C. Koenig
                                    Title: Senior Vice President - Human
                                           Resources


                                    By: /s/ William E. Eason, Jr.
                                        -----------------------------------
                                    Name:  William E. Eason, Jr.
                                    Title: Senior Vice President, General
                                           Counsel and Corporate Secretary
[ Corporate Seal]

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